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                 CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
               AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



We consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 of our report dated January 23, 1998, relating to the combined balance sheets of Henkel-Ecolab Joint Venture as of November 30, 1997, and 1996, and the related combined statements of income, equity and cash flows for each of the periods beginning December 1, 1996, and 1995, and ended November 30, 1997, and 1996, and related schedule, which report appears in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to our firm under the caption "Incorporation of Documents by Reference".

Dusseldorf, Germany
January 18, 2000


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



/s/Stefan Haas                           /s/Bernhard Momken
----------------------                   -----------------------
Stefan Haas                              Bernhard Momken
Wirtschaftsprufer                        Wirtschaftsprufer